Exhibit 10.22

BEAZER HOMES USA, INC.
2014 LONG-TERM INCENTIVE PLAN
EMPLOYEE AWARD AGREEMENT FOR
TSR PERFORMANCE SHARES
THIS EMPLOYEE AWARD AGREEMENT FOR TSR PERFORMANCE SHARES (this “Agreement”) is made as of [______________], 2014 by and between Beazer Homes USA, Inc., a Delaware corporation (the “Company”), and [________________], an individual resident of the State of Georgia (“Participant”).
WITNESSETH:
WHEREAS, the Compensation Committee (the “Committee”) of the Board of Directors of the Company wishes to award to Participant [__________] restricted Shares under the Company’s 2014 Long-Term Incentive Plan (the “Plan”).
NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained herein, the parties hereby agree to the terms and conditions set forth below.
1.AWARD OF PERFORMANCE SHARES
(a)    Award; Effective Date. The Company hereby grants to Participant, effective as of [___________], 2014 (the “Performance Share Effective Date”), [_______] restricted Shares (as defined in the Plan), subject to the terms of the Plan and subject to such further restrictions as are set forth below. Such restricted Shares are hereinafter referred to as “Performance Shares.”
(b)    Vesting; Change in Control; Restrictions.
(i)    Subject in each case to the provisions of this Section 1, the Performance Shares awarded hereunder shall vest on the date (the “Vesting Date”) that is the third anniversary of the Performance Share Effective Date, provided Participant has remained continuously employed with the Company and/or its affiliates from the Performance Share Effective Date until the Vesting Date. The number of Shares that vest on the Vesting Date shall equal the number of Performance Shares granted pursuant to Section 1(a), multiplied by the vesting percentage set forth in Attachment B hereto corresponding to the Company’s TSR (as defined in Section 3 hereof) rank compared to its Peer Group (as defined in Section 3 hereof) for the Performance Period (as defined in Section 3 hereof) (rounded to the nearest whole Share). If the vesting percentage in Attachment B exceeds 100%, the vesting percentage shall be multiplied by the number of Performance Shares granted in Section 1(a) and Participant shall receive the total number of Shares so determined, provided, however, if the vesting percentage exceeds 100%, the Committee shall have the authority, in its sole discretion, in lieu of delivering the additional Shares, to make a cash payment (net of applicable tax withholdings) to the Participant within the first two and one-half months following the Vesting Date equal to the product of (x) the excess of the vesting percentage over 100%, with such excess percentage multiplied by the total number of Performance Shares, multiplied by (y) the closing price per Share as reported by the New York Stock Exchange (“NYSE”) at the close of business on the Vesting Date. In no event may the amount of any cash payment to be made hereunder exceed the product of (x) 50% multiplied by the total number of Performance Shares multiplied by (y) the closing price per Share as reported by the NYSE at the close of business on the Vesting Date.
(ii)    In the event Participant’s employment is terminated by the Company or any of its affiliates as a result of his/her Disability (as defined in the Plan), or Participant dies while an employee of the Company or any of its affiliates, in either case prior to the Vesting Date, then the Performance Shares will vest at 100% of target award level on the date of Participant’s termination of employment as a result of such death or Disability.
(iii)    In the event Participant’s employment with the Company or any of its affiliates is terminated by his/her Retirement (as defined in Section 3 hereof) prior to the Vesting Date, then the Performance Shares shall continue to be eligible to vest during the Performance Period pursuant to Sections 1(b)(i) and (iv) as described therein, but only as to a time-weighted portion (the “Time-Weighted Portion”) of the Performance Shares (such Time-Weighted Portion shall be determined by multiplying the number of Performance Shares by a fraction (not to exceed one), the numerator of which shall be equal to the number of whole months (counting each month as ending on the first day of the calendar month) elapsed from the Performance Share Effective Date until the date of Participant’s termination of employment with the Company or any of its affiliates by reason of his/her Retirement, and the denominator of which is 36).
(iv)    Notwithstanding Section 1(b)(i), upon the occurrence of a Change in Control (as defined in the Plan) prior to the Vesting Date, provided Participant has remained continuously employed with the Company and/or its affiliates from the Performance Share Effective Date until the date of such Change in Control, the Committee shall have the authority to determine that the Performance Shares: (A) will be continued by the Company (if the Company is the surviving entity); or (B) will be assumed by the surviving entity or its parent or subsidiary; or (C) will be substituted for by the surviving entity or its parent or subsidiary with an equivalent award for the Performance Shares. If (A), (B) or (C) above apply, the continued, assumed or substituted awards will provide (X) similar terms and conditions, including vesting and performance measures, and preserve the same benefits as the Performance Shares that are being continued or replaced, and (Y) that, in the event of Participant’s involuntary termination by the Company without Cause (as defined in the Plan) or termination by Participant for Good Reason (as defined in the Plan), in either case, prior to the Vesting Date and on, or within the two-year period following, the date of the Change in Control, the Performance Shares (or substituted award) will vest at 100% of the target level award and become immediately nonforfeitable. In the event that upon the occurrence of a Change in Control, the Committee determines that (A), (B) and (C) shall not apply, the Committee shall have the discretionary authority to determine the impact of the Change in Control on the Performance Shares as provided in Section 16 of the Plan. Notwithstanding Sections 1(b)(i) or (iii) above, upon the occurrence of a Change in Control prior to the Vesting Date but after the date Participant’s employment with the Company or any of its affiliates is terminated by reason of his/her Retirement, then the Time-Weighted Portion of the Performance Shares (determined as provided in Section 1(b)(iii)), shall vest at 100% of the target level award on the date of the Change in Control.
(v)    Prior to vesting, the Performance Shares shall not be voluntarily or involuntarily sold, assigned, transferred, pledged, alienated, hypothecated or encumbered by Participant, other than by will or the laws of descent and distribution.
(vi)    Prior to vesting, Participant shall have voting rights on the Performance Shares held by the Company on behalf of Participant. For so long as the Company holds the Performance Shares on behalf of Participant, if the Company pays any cash dividends on its Shares, the Company will credit Participant an amount for each Share covered by the Performance Shares that is outstanding as of the record date for such dividend, the per Share amount of such cash dividends that Participant would have received had Participant owned the underlying Shares as of the record date of the cash dividend and such amounts shall be paid to Participant only to the extent the Performance Shares with respect to which such dividends were paid become vested. In that case, the Company shall pay such amount to Participant, less any required withholding taxes, at the same time the Performance Shares to which such cash dividends relate become vested. This additional payment right will be treated as a separate arrangement from the Performance Shares.
(c)    Forfeiture of Performance Shares. In the event Participant is terminated by the Company or any of its affiliates, whether with or without Cause, or Participant resigns from or otherwise terminates his/her employment with the Company or any of its affiliates prior to the Vesting Date (other than as a result of his/her (A) Disability, (B)

death or (C) Retirement), then the Performance Shares awarded to Participant shall be forfeited by Participant, and the Company shall have no further obligation to Participant with respect to such forfeited Performance Shares; provided, that if Participant is terminated by the Company without Cause or Participant terminates for Good Reason, in either case, prior to the Vesting Date and on, within the two-year period following, the date of a Change in Control, the provisions of Section 1(b)(iv) shall apply.
2.    ADJUSTMENT OF SHARES
If there shall be any Adjustment of Shares as provided for in Section 4.3 of the Plan, then appropriate adjustments in the outstanding portion of the Performance Shares shall be made by the Committee, the manner of such adjustments being made as provided for under the Plan.
3.    MISCELLANEOUS
(a)    Definitions. For purposes of this Agreement, the following terms shall have the meanings set forth below:
(i)    “Average Market Value” means the average of the closing price per Share as reported by the NYSE for the applicable 20 trading days beginning or ending on a specified date for which such closing price is reported by the NYSE or such other authoritative sources as the Committee determines.
(ii)    “Beginning Average Market Value” means the Average Market Value based on the last 20 trading days ending prior to the beginning of the Performance Period.
(iii)    “Ending Average Market Value” means the Average Market Value based on the last 20 trading days of the Performance Period.
(iv)    “Market Share Price” means the closing price per Share as reported by the NYSE for the specified day (or the last preceding day thereto for which reported) as reported by the NYSE or such other authoritative sources as the Committee determines.
(v)    “Peer Group” means the companies listed on Attachment A hereto, provided that any listed company shall be eliminated if it is acquired or otherwise changes its structure or business such that it is no longer reasonably comparable to the Company (as determined by the Committee), and, in case of any such elimination, the Committee may or may not replace the eliminated company with another company which it considers reasonably comparable to the Company, but only if the authority to replace, and/or the actual replacement of, any such eliminated company does not cause the Performance Shares to otherwise fail to qualify as “qualified performance-based compensation” within the meaning of Section 162(m) of the Code.
(vi)    “Performance Period” means the three-year period beginning on October 1, 2014 and ending on September 30, 2017.
(vii)    “Retirement” means a voluntary termination of employment by Participant at age 65 or older with at least five years of service with the Company and/or its affiliates. Participant may request approval for Retirement treatment if Participant is between the ages of 62 and 65 with at least five years of service with the Company and/or its affiliates at the time of any voluntary termination. At the sole discretion of the Committee, such requests can be approved or denied.
(viii)    “TSR” means the return a holder of common stock of the Company earns over the Performance Period, expressed as a percentage, and including changes in Average Market Value of, and dividends or other distributions with respect to, the Shares. TSR shall be determined as the sum of (A) the Ending Average Market Value reduced by the Beginning Average Market Value and (B) dividends or other distributions with respect to a Share paid during the Performance Period (with such dividends and other distributions deemed reinvested in Shares based on the Market Share Price on the date of payment where not paid in Shares, and (C) with such sum being divided by the Beginning Average Market Value. TSR, including the value of reinvested dividends and other distributions, shall be determined on the basis of such information and data as the Committee determines.
(b)    The Plan. The award of Performance Shares provided for herein is made pursuant to the Plan and is subject to the terms and conditions of the Plan. The terms of this Agreement shall be interpreted in accordance with the Plan and any capitalized term used in this Agreement but not defined herein shall have the meaning set forth in the Plan. The Plan is available for inspection during business hours at the principal offices of the Company (currently located at 1000 Abernathy Road, Suite 260, Atlanta, Georgia 30328), and a copy of the Plan may be obtained by Participant through a request in writing therefor directed to the Secretary of the Company. To the extent the terms of this Agreement are inconsistent with the Plan, the terms of the Plan shall control.
(c)    No Right to Employment. This Agreement shall not confer on Participant any right with respect to continuance of employment by the Company or any of its affiliates, nor will it interfere in any way with the right of the Company or any of its affiliates to terminate the employment of Participant at any time for any reason.

(d)    Taxes. Participant shall be responsible for satisfying any income and employment tax withholding obligations attributable to participation in the Plan, the vesting of the Performance Shares and any cash payment hereunder. Participant may elect to satisfy his/her federal and state income and employment tax withholding obligations upon the vesting of Performance Shares, by (i) having the Company withhold a portion of the Shares otherwise to be delivered upon the vesting of Performance Shares having a Fair Market Value (as defined in the Plan) equal to the minimum amount of federal and state income and employment taxes required to be withheld, (ii) delivering to the Company Shares, other than the Shares issuable upon the vesting of Performance Shares, with a Fair Market Value equal to such taxes, (iii) delivering to the Company cash, check (bank check, certified check or personal check), money order or wire transfer equal to such taxes upon the vesting of Performance Shares, or (iv) any combination of Sections 3(d)(i) through (iii). Any election to have Shares withheld must be made on or before the date that the amount of tax to be withheld is determined. Participant may not make a Section 83(b) election with respect to the Performance Shares awarded hereunder.
(e)    Recoupment of Incentive Compensation. This grant of Performance Shares shall be subject to the terms of any policy of recoupment of compensation adopted by the Company as provided for in Section 15.3 of the Plan and Participant hereby agrees to the requirements of this Section 3(e).
(f)    Stock Certificates. The Performance Shares awarded hereunder shall be held in a book entry account by the Company. Appropriate adjustments shall be made by the Company to the Performance Shares awarded hereunder to reflect changes made by the Committee pursuant to those events described in Section 2 above. Upon vesting of the Performance Shares awarded hereunder, the Shares shall continue to be held in a book entry account by the Company, unless Participant requests delivery of stock certificates representing such Shares, in which case a certificate or certificates representing such Shares shall be delivered to Participant, which certificate or certificates may contain such legends as the Company, in its sole discretion, deems necessary or advisable in connection with applicable securities laws. Such certificates shall be delivered as soon as administratively practicable, but no later than 30 days after any such request.
(g)    Waivers. No waiver at any time of any term or provision of this Agreement shall be construed as a waiver of any other term or provision of this Agreement and a waiver at any time of any term or provision of this Agreement shall not be construed as a waiver at any subsequent time of the same term or provision.

(h)    Headings. All headings set forth in this Agreement are intended for convenience only and shall not control or affect the meaning, construction or effect of this Agreement or of any of the provisions hereof.
(i)    Counterparts. This Agreement may be executed via facsimile transmission signature and in counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.
(j)    Committee Determinations. The Committee shall have the discretionary authority to interpret, construe and administer the terms of this Agreement in accordance with the Plan.
(k)    Law Governing Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

IN WITNESS WHEREOF, the parties hereto have executed this EMPLOYEE AWARD AGREEMENT FOR TSR PERFORMANCE SHARES covering the award of Performance Shares effective as of [___________], 2014 and dated as of the date first written above.

BEAZER HOMES USA, INC.

By: _____________________________________

PARTICIPANT

________________________________________
Name

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